UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MAY 10, 2008

KINGSTON MINES LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52781	98-0471111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

245 Park Avenue, 24th Floor New York, NY 10167
(Address of principal executive offices)

(212) 672-1927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

Grant of Warrant to Arimathea Limited

On May 10, 2008, Kingston Mines Ltd. (the “Company”) issued a warrant to Arimathea Limited (the “Warrant”) in consideration for international corporate development services rendered on behalf of the Company. Assuming exercise in full of the Warrant by Arimathea, the Company would realize $135,239 in proceeds. The Warrant is exercisable for the purchase, in whole or in part, of 1,352,390 shares of common stock at a purchase price of $0.10 per share, which purchase price has been determined by reference to the price the Company’s Common Stock was sold to shareholders in an offering. All of the Warrant shares shall vest and become exercisable upon the closing of the first acquisition by the Company of equity securities, assets, license or strategic alliance with an operating enterprise by the Company that shall be utilized as the basis for commencing the Company’s new business model. Under the terms of the Warrant, Arimathea will not be permitted to exercise and own more than 4.9% of the Company’s common stock at any given time. The Warrant has anti-dilution protection for future issuances of equity securities which exceed 20% of the issued and outstanding shares of the Company as of May 10, 2008, if any such shares are issued at consideration below the Warrant’s exercise price. The Warrant does not contain any call provisions and there is no obligation on the part of Arimathea to exercise the Warrant at any time.

Director’s Agreement with Luigi Pugni

On May 12, 2008, the Company entered into an agreement with Mr. Luigi Pugni regarding his service as a director of the Company. Mr. Pugni’s biography is set forth under Item 5.02 below. Mr. Pugni’s compensation as a director of the Company will be 24,000 Euros per annum.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luigi Pugni to the Board of Directors

On May 12, 2008, the Board of Directors (the “Board”) of the Company appointed Luigi Pugni to serve as an independent director of the Company.

Mr. Pugni has served as a consultant in Italy’s iron and steel industries since 2007. From January of 2005 until December of 2006, Mr. Pugni served as CEO and director of Tubisid SpA. From January of 2001 until December 2004, Mr. Pugni was employed by Tenaris S.A., first serving as Commercial Director, from January of 2001 until August of 2003, with responsibility for the European market for industrial tubular products, and then serving as an independent consultant from September of 2003 until December 2004. From 1970 to 2000, Mr. Pugni held various positions with Dalmine SpA (now Tenaris Group).

The Company and Mr. Pugni have entered into the Director’s Agreement described in Item 1.01 hereof, which is incorporated herein by reference thereto. The Company and Mr. Pugni have agreed that Mr. Pugni’s compensation as a director of the Company will be 24,000 Euros per annum.

No decisions have been made regarding any committees of the Board on which Mr. Pugni will serve.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KINGSTON MINES LTD.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date:  May 16, 2008